Exhibit 8.3

                                           [Brown & Wood LLP Letterhead]
                                                   May 27, 1998



DLJ Mortgage Acceptance Corp.
277 Park Avenue
New York, New York  10172


                  Re:      DLJ Mortgage Acceptance Corp.
                           Registration Statement on Form S-3
                           (Registration No. 333-51537)


Ladies and Gentlemen:

     We have acted as special tax counsel for DLJ Mortgage Acceptance Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3, as amended (the "Registration Statement"), referred to above relating to $750,000,000 aggregate principal amount of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities") issuable in series (each a "Series"). The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or indenture (each an "Agreement") among the Company, a trustee and, where appropriate, one or more servicers to be identified in the prospectus supplement for such Series (the "Trustee" and the "Servicer" for such Series, respectively).

     We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other records, documents and instruments as we have deemed necessary for the purposes of this opinion.

     In arriving at the opinion expressed below, we have assumed that each Pooling Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer, if any, and any other party thereto and will be duly executed and delivered by the Company, the Trustee, the Servicer, if any, and any other party thereto substantially in the form filed as an exhibit to the Registration Statement; that each Series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Agreement filed as an exhibit to the Registration Statement; that Certificates will be sold as described in the Registration Statement; and we have relied upon the documents referred to above (the "Documents"). We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite corporate actions, the due execution and delivery and the validity and binding effect and enforceability of such Documents. We have made investigations of such matters of law and fact as we have considered necessary or appropriate for the purpose of this opinion.

     Our opinion is also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Documents other than those contained in the Documents. Furthermore, our opinion is based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

     As special tax counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of each Series of Certificates pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

     The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the Documents relating to the transaction.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of changes in the event there is any change in legal authorities, facts, assumptions or Documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. The opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,


                                              /s/Brown & Wood LLP